                                                                    EXHIBIT 99.1

CONTACT:  DANIEL C. DUNN
          CHIEF FINANCIAL OFFICER
          (314) 771-2400

                       ALLIED HEALTHCARE PRODUCTS RETURNS

                                TO PROFITABILITY

               - LOWER PRODUCTION COSTS AND EXPENSES OFFSET LOWER SALES IN FISCAL 2004.

               -    DEBT IS REDUCED 64 PERCENT IN 2004.

ST. LOUIS, August 26, 2004 ---- Allied Healthcare Products, Inc. (NASDAQ: AHPI) reported today that it earned a net income of $860,000, or 10 cents per diluted share, during its fourth quarter ended June 30, 2004, compared to a loss of $106,000, or a negative 1 cent per diluted share, for the quarter ended June 30, 2003.

         Sales for the fourth quarter of fiscal 2004 totaled $15.3 million versus $14.3 million for the fourth quarter of the previous year, an increase of
7.0 percent. Gross Profit, as a percentage of sales, improved to 30.3% in the fourth quarter of fiscal 2004, from 22.6% in the fourth quarter of 2003. Operating expenses for the fourth quarter of 2004 were lower by 6.6 percent than they were in the fourth quarter of 2003.

         For the 2004 fiscal year ending June 30, 2004, Allied returned to profitability despite sales that declined about 3 percent or $1.7 million from the previous year.

         Allied earned a net income of $1.9 million, or 23 cents per diluted share, for the 2004 fiscal year compared with a loss of $158,000, or negative 2 cents per diluted share, for fiscal 2003.

         Lower production costs and operating expenses in 2004 more than offset the year's sales decline. Allied cut production costs with a number of automation projects and increased in-house production of parts. Operating expenses were reduced about $ 0.8 million for 2004, primarily through staff reductions.

         Debt was reduced $6.4 million during fiscal 2004, from $10 million to $3.6 million.

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         "Throughout fiscal 2004, strong operating results and inventory management helped us increase cash flow, improve margins and strengthen our balance sheet," said Earl R. Refsland, president and chief executive officer. "Sluggish sales have held us back, so building sales remains our top priority."

          Allied Healthcare Products, Inc. is a leading manufacturer of respiratory care products, medical gas equipment and emergency medical products used in a wide range of hospital and alternate care settings.

"SAFE HARBOR" STATEMENT: Statements contained in this release that are not historical facts or information are "forward-looking statements." Words such as "believe," "expect," "intend," "will," "should," and other expressions that indicate future events and trends identify such forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome and future results of operations and financial condition to be materially different than stated or anticipated based on the forward-looking statements. Such risks and uncertainties include both general economic risks and uncertainties, risks and uncertainties affecting the demand for and economic factors affecting the delivery of health care services, and specific matters which relate directly to the Company's operations and properties as discussed in its periodic filings with the Securities and Exchange Commission. The Company cautions that any forward-looking statement contained in this report reflects only the belief of the Company or its management at the time the statement was made. Although the Company believes such forward-looking statements are based upon reasonable assumptions, such assumptions may ultimately prove inaccurate or incomplete. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement was made.

                                       ###


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                        AlLLIED HEALTHCARE PRODUCTS INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                                       Three months ended,            Twelve months ended,
                                                      2004            2003            2004            2003
Net Sales                                         $ 15,261,579    $ 14,327,345   $ 59,103,313     $ 60,863,358
Cost of Sales                                       10,623,337      11,083,420     42,748,342       46,809,726
                                                 -------------- ---------------  -------------   --------------

Gross Profit                                         4,638,242       3,243,925     16,354,971       14,053,632

Selling General And Administrative expenses          3,091,390       3,379,140     12,660,358       13,550,592
Impairment of goodwill                                       -               -              -
                                                 -------------- ---------------  -------------   --------------

Income/(loss) from operations                        1,546,852        (135,215)     3,694,613          503,040

Other Expense                                            6,312           9,014          8,378           41,135
Interest Expense                                        96,873         177,977        550,158          830,838
                                                 -------------- ---------------  -------------   --------------
Other, net                                             103,185         186,991        558,536          871,973
                                                 -------------- ---------------  -------------   --------------

Income/(loss) before
provision/(benefit) for income taxes                 1,443,667        (322,206)     3,136,077         (368,933)

Provision/(benefit) for income taxes                   583,829        (215,900)     1,261,424         (211,374)
                                                 -------------- ---------------  -------------   --------------

Net Income/(loss)                                 $    859,838    $   (106,306)  $  1,874,653     $   (157,559)
                                                 ============== ===============  =============   ==============

Net Income/(loss) per share - Basic               $       0.11    $      (0.01)  $       0.24     $      (0.02)
                                                 ============== ===============  =============   ==============

Net Income/(loss) per share - Diluted             $       0.10    $      (0.01)  $       0.23     $      (0.02)
                                                 ============== ===============  =============   ==============

Weighted average common shares
Outstanding - Basic                                  7,818,432       7,813,932      7,816,416        7,813,932

Weighted average common shares
Outstanding - Diluted                                8,053,677       7,813,932      7,984,761        7,813,932

                        ALLIED HEALTHCARE PRODUCTS INC.
                           CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                                                                     June 30, 2004      June 30, 2003


ASSETS
Current assets:
   Cash                                                             $         8,256     $       12,016
   Accounts receivable, net of allowance for doubtful
     accounts of $475,000 and $475,000, respective                        7,708,969          7,848,977
   Inventories, net                                                      11,095,171         12,274,972
   Income Tax receivable                                                    130,548            392,259
   Other current assets                                                     127,127            149,995
                                                                    ----------------    ---------------
      Total current assets                                               19,070,071         20,678,219
                                                                    ----------------    ---------------

   Property, plant and equipment, net                                    11,999,927         12,630,289
   Deferred income taxes                                                     32,595            989,710
   Goodwill                                                              15,979,830         15,979,830
   Other assets, net                                                         88,867            134,528
                                                                    ----------------    ---------------
      Total assets                                                  $    47,171,290     $   50,412,576
                                                                    ================    ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                 $     3,125,593     $    2,192,717
   Current portion of long-term debt                                      1,245,476          5,409,304
   Deferred income taxes                                                    601,881            412,079
   Other accrued liabilities                                              3,379,439          3,218,981
                                                                    ----------------    ---------------
      Total current liabilities                                           8,352,389         11,233,081
                                                                    ----------------    ---------------

Long-term debt                                                            2,366,084          4,612,320
                                                                    ----------------    ---------------

Commitments and contingencies                                                     -                  -

Stockholders' equity:
   Preferred stock; $0.01 par value; 1,500,000 shares
      authorized; no shares issued and outstanding                                -                  -
   Series A preferred stock; $0.01 par value; 200,000 shares
      authorized; no shares issued and outstanding                                -                  -
   Common stock; $0.01 par value; 30,000,000 shares
      authorized; 7,816,236 and 7,813,932  shares issued and
      outstanding at June 30, 2004 and 2003, respect                        101,219            101,175
   Additional paid-in capital                                            47,041,492         47,030,549
   Common stock in treasury, at cost                                    (20,731,428)       (20,731,428)
   Retained earnings                                                     10,041,534          8,166,879
      Total stockholders' equity                                         36,452,817         34,567,175
                                                                    ----------------    ---------------
      Total liabilities and stockholders' equity                    $     47,171,290    $    50,412,576
                                                                    ================    ===============